UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2008

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

(a)
On July 8, 2008, the Company announced the completion of the acquisition of Contemporary Computer Services, Inc. (CCSI).  Under the terms of the sale, CCSI's shareholder received $13,191,080 plus the potential for additional stock earn-out of up to an additional 10 million shares of common stock based on achieving certain performance milestones.  The $13,191,080 purchase price was financed through a combination of the issuance of 3,500,000 shares of common stock in the Company, valued at $770,000, based upon the market price for QSGI's common stock two days before and two days after May 7, 2008, the announcement date, seller financing in the amount of $10 million dollars, secured by the assets of the Company.  In connection with the seller financing, the Company issued warrants to purchase 12,000,000 shares of Common Stock at a purchase price of $0.30 per share valued at $1,287,878 and incurred direct acquisition costs of $1,133,202.  A copy of the Amended and Restated Securities Purchase Agreement is attached as Exhibit 99.1 to this current report. .

ITEM 9.01 Financial Statements and Exhibits
(a)	The combined financial statements for QSGI, Inc.'s wholly owned subsidiary Contemporary Computer Services, Inc. (CCSI) for December 31, 2007 and 2006 are attached herewith.
(b)
The proforma unaudited condensed consolidated statement of operations for the six months ended June 30, 2008, the proforma unaudited condensed consolidated statement of operations for the year ended December 31, 2007 and the proforma unaudited condensed consolidated balance sheet as of June 30, 2008 for QSGI, Inc. and its wholly owned subsidiary CCSI.

(c)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a.
Amended and Restated Securities Purchase Agreement dated July 9, 2008, by and among QSGI, Inc., Qualtech International Corporation, Qualtech Services Group, Inc., QSGI-DPV, Inc., QSGI-CCSI, Inc., Contemporary Computer Services, Inc., and Victory Park Management, LLC, as Administrative Agent and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: September 15, 2008	By:	/S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer

9.01 (a)

CONTEMPORARY COMPUTER SERVICES, INC.

FINANCIAL STATEMENTS
AND SUPPLEMENTARY INFORMATION

Years ended December 31, 2007 and 2006

TABLE OF CONTENTS

Page

I N D E P E N D E N T A U D I T O R S' R E P O R T	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Operations and Accumulated Deficit	3

Statements of Cash Flows	4-5

Notes to Financial Statements	6-11

SUPPLEMENTARY INFORMATION

Schedules of Costs of Services Sold and Operating Expenses	12

CERTIFIED PUBLIC ACCOUNTANTS, BUSINESS ADVISORS AND CONSULTANTS
25 Suffolk Court, Hauppauge, New York 11788 631.434.9500 • Fax 631.434.9518 www avz. corn

INDEPENDENT AUDITORS' REPORT

To the Stockholder of
Contemporary Computer Services, Inc.
Bohemia, New York

We have audited the accompanying balance sheets of Contemporary Computer Services, Inc. (an S Corporation) as of December 31, 2007 and 2006, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contemporary Computer Services, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included on page 12 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Hauppauge, New York
April 15, 2008
ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.

INDEPENDENT MEMBER OF B KR INTERNATIONAL

CONTEMPORARY COMPUTER SERVICES, INC.

BALANCE SHEETS
December 31, 2007 and 2006

ASSETS	2007	2006
Current Assets
Cash and cash equivalents	$284,842	$587,867
Accounts receivable	1,430,409	1,049,831
Inventory	854,315	834,467
Prepaid expenses	84,769	71,809
Total Current Assets	2,654,335	2,543,974
Fixed Assets	840,662	811,708
Other Assets
Intangible assets	729,311	633,025
Collectibles	-0-	9,210
Security deposits	94,924	78,734
	824,235	720,969
	$4,319,232	$4,076,651
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities Current maturities of notes payable	$44,843	$2,286,399
Accounts payable and accrued expenses	684,082	564,469
Payroll and sales taxes payable	95,613	81,433
Pension contributions payable	93,375	86,321
Income taxes payable	4,643	1,592
Deferred income	1,486,546	1,039,544
Total Current Liabilities	2,409,102	4,059,758
Long Term Liabilities
Notes payable	2,015,000	52,157
	4,424,102	4,111,915
Commitments and Contingencies
Stockholder's Equity
Common stock, no par value; 200 shares authorized, issued, and outstanding	14,199	14,199
Additional paid-in capital	2,983,907	2,983,907
Accumulated deficit	(3,102,976)	(3,033,370)
	(104,870)	(35,264)
	$4,319,232	$4,076,651

See notes to financial statements.

CONTEMPORARY COMPUTER SERVICES, INC.
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
Years ended December 31, 2007 and 2006

	2007	2006
Service Revenue	$11,446,081	$9,686,843
Product Revenue	4,891,879	3,401,120
Total Revenue	16,337,960	13,087,963
Cost of Services Sold	5,225,171	4,053,395
Cost of Products Sold	4,384,911	2,938,664
Cost of Products and Services Sold	9,610,082	6,992,059

Gross Profit	6,727,878	6,095,904
Operating Expenses	6,051,514	5,980,565
Income from Operations	676,364	115,339
Other Income (Expense)
Interest income	385	141
Miscellaneous other income	118	52,061
Interest expense	(210,993)	(225,464)
Total Other Expense	(210,490)	(173,262)

Income (Loss) before Provision for Income Taxes	465,874	(57,923)
Provision for Income Taxes	6,063	2,087
Net Income (Loss)	459,811	(60,010)
Accumulated Deficit at Beginning of Year	(3,033,370)	(2,973,360)
Distributions to stockholder	(529,417)	-0-
Accumulated Deficit at End of Year	$(3,102,976)	$(3,033,370)

See notes to financial statements.

CONTEMPORARY COMPUTER SERVICES, INC.
STATEMENTS OF CASH FLOWS
Years ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$459,811	$(60,010)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	183,876	168,434
Amortization of intangibles	542,108	417,826
Bad debt provision	-0-	313,464
Inventory allowance provision	(18,500)	(267,000)
(Increase) decrease in:
Accounts receivable	(380,578)	315,247
Inventory	(1,348)	300,114
Prepaid expenses	(12,960)	33,656
Other assets	(6,980)	(9,962)
Increase (decrease) in:
Accounts payable and accrued expenses	119,613	(179,504)
Advance payments	-0-	(25,200)
Payroll and sales tax payable	14,180	2,655
Pension contributions payable	7,054	12,486
Income taxes payable	3,051	422
Deferred income	447,002	310,855
Net Cash Provided by Operating Activities	1,356,329	1,333,483
Cash Flows from Investing Activities
Payments for the purchase of fixed assets	(212,830)	(199,528)
Capitalization of software development costs	(638,394)	(300,074)
Net Cash Used by Investing Activities	(851,224)	(499,602)
Cash Flows from Financing Activities
Payments of notes payable	(278,713)	(341,951)
Capital contributed by stockholder	-0-	53,286
Distributions to stockholder	(529,417)	-0-
Net Cash Used by Financing Activities	(808,130)	(288,665)
Net Increase (Decrease) in Cash	(303,025)	545,216
Cash and Cash Equivalents at Beginning of Year	587,867	42,651
Cash and Cash Equivalents at End of Year	$284,842	$587,867

See notes to financial statements.

CONTEMPORARY COMPUTER SERVICES, INC.
STATEMENTS OF CASH FLOWS
Years ended December 31, 2007 and 2006

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$211,411	$225,464
Income taxes	2,987	1,042

See notes to financial statements.

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 1 - Nature of Business

Contemporary Computer Services, Inc. (the "Company") provides services in the area of information technology consulting, systems integrations, software, support contracts and application development, primarily in the Northeast.

Note 2 - Summary of Significant Accounting Policies

Revenue Recognition

Support revenue is recognized ratably over the support period (generally a one-year term), and revenue from consulting and systems integration is recognized as the services are performed. Fees for software licensing are billed in advance and included in deferred income until recognized. Software revenue is recognized over the one-year licensing period.

Cash and Cash Equivalents

The Company's policy is to classify all liquid investments with original maturities of three months or less as cash equivalents. Cash is held in demand and in money market funds with banks and a brokerage firm.

Accounts Receivable

The Company estimates the allowance for doubtful accounts based upon a review of outstanding receivables and historical collection information by customer. Receivables are written off when all means of collection have been exhausted. The allowance for doubtful accounts was approximately $76,000 and $493,000 as of December 31, 2007 and 2006, respectively. Management believes the allowance is adequate. However, it is reasonably possible that the allowance may change based on future economic conditions.

Inventory

Inventory consisting of various computer and electronic equipment and supplies for resale is valued at the lower of cost (last cost) or market. The last cost method approximates the first in, first out method of inventory valuation. A valuation allowance is provided for obsolete and slow-moving inventory to write cost down to net realizable value (market). The estimated allowance was $296,200 and $277,700 as of December 31, 2007 and 2006, respectively.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the double declining balance and straight line methods over estimated useful lives ranging from five to ten years for machinery, equipment, furniture and fixtures, and over the shorter of the underlying lease or thirty nine years for leasehold improvements. Intangible assets are amortized using the straight line method over periods ranging from three to five years and are reflected net of amortization. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 2 - Summary of Significant Accounting Policies (continued)

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on long-lived assets are recognized based on the excess of assets' carrying amount over its fair value, and long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value cost to sell. Management has determined that there were no impairments of fixed or intangible assets through December 31, 2007.

Deferred Income

Deferred income represents the unexpired portion of computer maintenance service contracts and software licenses and subscriptions.

Advertising Costs

The Company expenses all advertising costs as the services or items are performed or received. Advertising expense totaled approximately $23,000 and $20,000 for the years ended December 31, 2007 and 2006, respectively.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company has elected to be taxed as a Subchapter S Corporation for federal and state purposes. Under this provision, the Company does not pay federal or state corporation income taxes on the Company's taxable income. Instead, the individual stockholder is liable for individual federal and state income taxes on the Company's taxable income.

However, certain states implement tax surcharges for S Corporations whose income exceeds a certain amount. In addition, New York City does not recognize S Corporation status and imposes taxes on the portion of the Company's taxable income earned there. Accordingly, the state surcharges and city taxes are reflected in the financial statements.

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 3 - Fixed Assets

Details of fixed assets as of December 31, consist of the following:
	2007	2006
Assets
Machinery and equipment	$1,869,839	$1,660,872
Furniture and fixtures	208,664	208,664
Leasehold improvements	714,497	710,634
	2,793,000	2,580,170
Less: Accumulated depreciation	1,952,338	1,768,462
	$840,662	$811,708
Note 4 - Intangible Assets

Software development costs are capitalized and had been amortized over five years upon substantial completion. Effective January 1, 2007, the Company elected to change its estimate of useful lives on software development costs from 5 years to 3 years. The Company believes the new life more closely reflects the economic service potential of these assets. The change in estimate increases amortization expense for the year ended December 31, 2007 by approximately $113,000.

The Company incurred software development costs of approximately $640,000 and $300,000 for the years ended December 31, 2007 and 2006, respectively. Amortization expense related to software development costs totaled approximately $480,000 and $285,000 for the years ended December 31, 2007 and 2006. The future projected amortization expense related to software development costs are summarized below:

For the year ending December 31,	2008	$312,822
	2009	312,822
	2010	97,750
		$723,394

Other intangible assets consist of accounting and telecommunications software used for internal purposes, which are amortized over three years. Amortization expense related to these items amounted to approximately $57,000 and $133,000 for the years ended December 31, 2007 and 2006, respectively. The future projected amortization expense related to these software costs is approximately $6,000 for the year ending December 31, 2008.

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 5 - Notes Payable

As of December 31, notes payable consist of the following:

SUFFOLK COUNTY NATIONAL BANK	2007	2006

Term loan, interest only payments at prime plus [1]4% from October 2005 through August 2006; beginning September 2006 through April 2007, principal payments of $10,000 payable monthly in addition to interest payments at prime plus 1/4%. Loan modified May 2007, interest only payable monthly at 7.58% until October 2010, when the full principal balance is due, in addition, management elected to make non scheduled principal payments from May 2007 to December 2007 totaling $105,000; secured by all of the Corporation's assets and personally guaranteed by the stockholder officer.
	$ 2,015,000	$ 2,160,000
Term loan bearing interest at prime, adjustable annually with a 1% cap; for 5 years; 60 monthly payments of principal and interest (currently $22,667); final payment paid in April 2007; secured by all of the Corporation's assets and personally guaranteed by the stockholder/officer.	-0-	91,802
CISCO FINANCIAL SERVICES
54 month installment note; payable in 6 monthly installments totaling $831 and 48 monthly installments totaling $188, including interest at 6.94%; final payment due December 2008, collateralized by software.	2,173	4,201

60 month installment note; payable in 3 monthly installments totaling $8,145, 9 monthly installments totaling $7,580 and 48 monthly installments totaling $3,688; including interest at 6.77%; final payment due December 2008; collateralized by software.	42,670	82,553
	2,059,843	2,338,556
Current portion due within one year	44,843	2,286,399
Long-term portion	$ 2,015,000	$ 52,157

The total future annual note payments for the years ending December 31 are summarized as follows:

2008	$44,843
2009	-0-
2010	2,015,000
$2,059,843

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 6 - 401(k) Plan

The Company maintains a 401(k) deferred compensation plan for which substantially all employees are eligible. Corporate contributions are made at the discretion of management. The accrued expense was approximately $73,000 and $64,000 as of December 31, 2007 and 2006, respectively.

Note 7 - Related Party Transactions

The Company rents office and warehouse space in Bohemia, New York under a lease expiring August 2009 at a monthly rental of $19,000. The lease was modified January 1, 2007 to raise the monthly rental to $24,600. The building is owned by the sole stockholder of the Corporation.

The Corporation rents office space in Lyndhurst, New Jersey under a lease expiring April, 2022 at a monthly rental of $2,545. The lease was modified January 1, 2007 to raise the monthly rental to $3,680. The premises are owned by the sole stockholder of the Corporation.

The total future minimum annual lease commitments, exclusive of real estate taxes, utilities, and insurance, are summarized as follows:

For the year ending December 31,	2008	$339,360
	2009	240,960
	2010	44,160
	2011	44,160
	2012	44,160
	Thereafter	412,160
		$1,124,960
Included in rent expense are amounts paid to the sole stockholder of the Corporation totaling approximately $339,000 and $259,000 for the years ended December 31, 2007 and 2006, respectively. Amounts due to the stockholder included in accounts payable as of December 31, 2007 and 2006, are approximately $20,000 and $30,000, respectively.

Note 8 - Commitments and Contingencies

Lease

The Company rents office space in New York City under a yearly lease at a monthly rental of $2,650 and $2,474, for the years ended December 31, 2007 and 2006, respectively, plus various fees for additional services provided. Rent expense under this lease was approximately $49,500 and $45,600, for the years ended December 31, 2007 and 2006, respectively. The lease expired in January 2008 and is currently on a month to month basis.

CONTEMPORARY COMPUTER SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

Note 8 - Commitments and Contingencies (continued) Guarantee

The Company is a guarantor of mortgages payable totaling approximately $2,610,000 as of December 31, 2007 and a line of credit with a total outstanding (and maximum borrowing limit) of $350,000 on the buildings owned by the sole stockholder of the Company and leased by the Company as described previously. The guarantee would require the Company to make the required debt service in the event the stockholder is unable to do so. The debt service on the mortgages is payable annually through June 2036 at interest rates ranging from 6.00% to 8.25%. Interest on the credit line is accrued at the prime rate plus 1%.

Note 9 - Concentrations of Credit Risk

Major Customer

For the years ended December 31, 2007 and 2006, sales to one of the Company's customers amounted to approximately 26% and 33%, respectively, of total revenue. Accounts receivable to this customer totaled approximately 14% and 26% of total accounts receivable as of December 31, 2007 and 2006, respectively.

Major Supplier

The Company's purchase of computer network equipment is concentrated with one major supplier. Approximately 90% and 65% of all purchases for the years ended December 31, 2007 and 2006 were from this supplier. Accounts payable to this supplier totaled approximately 33% and 35% of total accounts payable as of December 31, 2007 and 2006, respectively.

Cash Concentration

The Company maintains cash in bank accounts which, at times, exceed federally insured limits. The Company has not experienced any losses to date resulting from this policy.

SUPPLEMENTARY INFORMATION

CONTEMPORARY COMPUTER SERVICES, INC.
SCHEDULES OF COSTS OF SERVICES SOLD AND OPERATING EXPENSES
Years ended December 31, 2007 and 2006

		2007	2006
Costs of Services Sold
Purchases		$1,288,550	$487,732
Salaries		3,408,684	3,048,555
Payroll taxes		264,347	250,728
Group health insurance		225,016	230,299
Pension contributions		38,574	36,081
	Total Costs of Services Sold	$5,225,171	$4,053,395
Operating Expenses
Salaries		$3,021,182	$2,387,892
Outside services		154,341	844,317
Payroll taxes		234,295	196,391
Group health insurance		199,436	180,390
Pension contributions		34,188	28,262
Automobile, travel and freight		385,262	303,201
Small tools and supplies		4,494	15,599
Insurance		103,492	100,052
Rent		388,868	304,127
Telephone		252,440	244,989
Depreciation and amortization		725,984	586,260
Utilities		114,393	131,062
Entertainment		5,370	12,358
Office expense		48,704	37,638
Dues and subscriptions		59,363	35,338
Legal and professional fees		129,573	46,361
Repairs and maintenance		105,286	82,655
Employee welfare and training		49,177	95,546
Advertising and promotion		22,683	20,107
Bad debts		-0-	313,464
Bank charges		7,683	10,306
Charitable contributions		5,300	4,250
	Total Operating Expenses	$6,051,514	$5,980,565

9.01(b)

PRO FORMA FINANCIAL INFORMATION

The following pro forma unaudited condensed consolidated statement of operations for the six months ended June 30, 2008 reflects our estimates of the effects of our acquisition of Contemporary Computer Solutions, Inc, ("CCSI") which was completed effective July 1, 2008.

The following pro forma unaudited condensed consolidated statement of operation for the year ended December 31, 2007 reflects our estimates of the effects of the acquisition of CCSI, which was completed effective July 1, 2008.  Under the terms of the sale, CCSI's shareholder received $13,191,080 plus the potential for additional stock earn-out of up to an additional 10 million shares of common stock based on achieving certain performance milestones.  The $13,191,080 purchase price was financed through a combination of the issuance of 3,500,000 shares of common stock in the Company, valued at $770,000 based upon the average market price for the Company's common stock two days before, the day of and two days after May 7, 2008, the announcement date and seller financing in the amount of $10 million dollars, both secured by the assets of the Company.  In connection with the seller financing, the Company issued warrants to purchase 12,000,000 shares of Common Stock at a purchase price of $0.30 per share valued at $1,287,878.  The Company also incurred direct acquisition costs of $1,133,202.

The following pro forma unaudited condensed consolidated balance sheet at June 30, 2008 reflects the effects of the acquisition of CCSI, which was completed effective July 1, 2008, as if the transaction occurred on June 30, 2008.

The purchase price is allocated to the tangible and intangible assets of CCSI acquired in the purchase, based on their fair values at the purchase date.  The purchase price allocation reflected in the accompanying unaudited pro forma condensed consolidated financial statements reflect QSGI's estimate of the purchase price allocation.  The initial purchase price allocation reflects $1,776,826 assigned to Current Assets, $588,574 assigned to Property, Plant and Equipment, $62,622 assigned to Other Assets, $5,870,000 assigned to various intangible assets, $6,636,731 assigned to goodwill, $1,723,830 assigned to Current Liabilities and $22,801 assigned to Notes Payable.  The intangibles will be amortized over the estimated future life of 2 to 9 years. In accordance with FAS 142, goodwill will not be amortized, but instead tested annually for impairment.  A final determination of the purchase price has not yet been made.  The actual amounts recorded may differ materially from management's original estimate.

This pro forma unaudited financial information does not purport to represent (1) what our actual results of operations would have been had the acquisition occurred on the dates assumed or (2) what we expect our results of operations to be in the future.  They do not reflect any estimates of cost savings or other efficiencies that may be achieved from the integration of CCSI.  We believe that the assumptions used in preparing the pro forma unaudited condensed consolidated statements of operations provide a reasonable basis for presenting all of the significant effects of the acquisition.

You should read the pro forma unaudited condensed consolidated statements of operations and the accompanying notes together with the historical financial statements of QSGI and Contemporary Computer Solutions, including the notes thereto.

QSGI INC.
Pro Forma Unaudited Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2008

				Pro-Forma		Pro-Forma
	QSGI INC.	CCSI	Sub-Total	Adjustments		As Adjusted

Revenues	$14,302,814	$5,972,204	$20,275,018	$-		$20,275,018
Cost of Sales	11,672,092	2,153,781	13,825,873	-		13,825,873

Gross Profit	2,630,722	3,818,423	6,449,145	-		6,449,145

Selling, General And Administrative Expenses	4,758,880	3,594,901	8,353,781	-		8,353,781
Depreciation And Amortization	315,720	71,879	387,599	160,000	b.	547,599
Interest Expense, net	256,442	73,445	329,887	500,000	d.	829,887

Net Income (Loss) Before Provision For Income Taxes	(2,700,320)	78,198	(2,622,122)	(660,000)		(3,283,450)
Provision For Income Taxes	34,767	-	34,767	-	e.	34,767

Net Income (Loss)	(2,735,087)	78,198	(2,656,889)	(660,000)		(3,318,217)

Preferred Stock Dividends	128,648	-	128,648	-		128,648

Accretion To Redemption Value of Preferred Stock	9,468	-	9,468	-		9,468

Net Income (Loss) Available to Common Stockholders	$(2,873,203)	$78,198	$(2,795,005)	$(660,000)		$(3,456,333)

Net Loss Per Common Share – Basic	$(0.09)					$(0.10)
Net Loss Per Common Share – Diluted	$(0.09)					$(0.10)

Weighted Average Number Of Common Shares
Outstanding – Basic	31,321,068			3,500,000	c.	34,821,068

Weighted Average Number Of Common Shares
Outstanding – Diluted	31,321,068			3,500,000	c.	34,821,068

QSGI INC.
Pro Forma Unaudited Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007

			E-school		Pro-forma		Pro-Forma
	QSGI INC.	CCSI	division	Sub-Total	Adjustments		As Adjusted

Revenues	$37,221,110	$16,337,960	$(2,614,922)	$50,944,148	$-		$50,944,148
Cost of Sales	28,042,669	9,610,082	(1,291,607)	36,361,144	-		36,361,144

Gross Profit	9,178,441	6,727,878	(1,323,315)	14,583,004	-		14,583,004

Selling, General And Administrative Expenses	9,905,064	5,325,530	(1,873,289)	13,357,305	-		13,357,305
Goodwill and Asset Impairment	7,206,698	-	-	7,206,698	-		7,206,698
Depreciation And Amortization	702,310	725,984	(508,189)	920,105	320,000	b.	1,240,105
Interest Expense, net	396,417	210,490	(158,245)	448,662	1,000,000	d.	1,448,662

Net Income (Loss) Before Provision For Income Taxes	(9,032,048)	465,874	1,216,408	(7,349,766)	(1,320,000)		(8,669,766)
Provision For Income Taxes	243,804	6,063	-	249,867	-	e.	249,867

Net Income (Loss)	(9,275,852)	459,811	1,216,408	(7,599,633)	(1,320,000)		(8,919,633)

Preferred Stock Dividends	258,000	-	-	258,000	-		258,000

Accretion To Redemption Value of Preferred Stock	18,108	-	-	18,108	-		18,108

Net Income (Loss) Available to Common Stockholders	$(9,551,960)	$459,811	$1,216,408	$(7,875,741)	$(1,320,000)		$(9,195,741)

Net Loss Per Common Share - Basic	$(0.31)						$(0.27)
Net Loss Per Common Share - Diluted	$(0.31)						$(0.27)

Weighted Average Number Of Common Shares
Outstanding - Basic	31,172,716				3,500,000	c.	34,672,716

Weighted Average Number Of Common Shares
Outstanding - Diluted	31,172,716				3,500,000	c.	34,672,716

QSGI INC.
Pro Forma Unaudited Condensed Consolidated Balance Sheet
June 30, 2008

				Pro-forma		Pro-Forma
	QSGI	CCSI	Subtotal	Adjustments		As Adjusted
Current Assets
Cash and cash equivalents	$141,682	$255,714	$397,396	$-		$397,396
Accounts receivable	2,028,068	933,021	2,961,089	-		2,961,089
Inventories	5,604,347	489,125	6,093,472	-		6,093,472
Prepaid expenses and other assets	134,213	98,966	233,179	-		233,179
Total Current Assets	7,908,310	1,776,826	9,685,136	-		9,685,136

Property and Equipment, Net	260,575	588,574	849,149	-		849,149
Goodwill	1,489,621	-	1,489,621	4,130,000	a.	8,126,352
				1,287,878	a.
				770,000	a.
				1,133,202	a.
				(684,349)	f.
Intangibles, Net	389,822	2,958	392,780	5,870,000	a.	6,262,780
Other Assets	549,113	62,622	611,735	(230,202)	a.	381,533
	$10,597,441	$2,430,980	$13,028,421	$12,276,529		$25,304,950

Current Liabilities
Revolving line of credit, net of original issue discount	$3,142,273	$-	$3,142,273	$-		$3,142,273
Accounts payable	1,934,054	976,552	2,910,606	-		2,910,606
Accrued expenses	614,922	112,034	726,956	903,000	a.	1,629,956
Accrued payroll	78,564	95,697	174,261	-		174,261
Deferred revenue	269,352	341,890	611,242	-		611,242
Other liabilities	259,229	197,657	456,886			456,886
Total Current Liabilities	6,298,394	1,723,830	8,022,224	903,000		8,925,224

Notes Payable		22,801	22,801	10,000,000	a.	10,022,801
Long-Term Deferred Revenue	27,650	-	27,650	-		27,650
Deferred Income Taxes	27,300	-	27,300	-		27,300
Total Liabilities	6,353,344	1,746,631	8,099,975	10,903,000		19,002,975

Redeemable Convertible Preferred Stock	4,248,154	-	4,248,154			4,248,154

Stockholder's Equity
Preferred Shares	-	-	-			-
Common Shares	322,977	14,199	337,176	(14,199)	f.	357,977
				35,000	a.
Additional paid-in capital	14,204,120	3,067,033	17,271,153	1,287,878	a.	16,226,998
				(3,067,033)	f.
				735,000	a.
Retained earnings (deficit)	(14,531,154)	(2,396,883)	(16,928,037)	2,396,883	f.	(14,531,154)

Total	(4,057)	684,349	680,292	1,373,529		2,053,821

	$10,597,441	$2,430,980	$13,028,421	$12,276,529		$25,304,950

NOTES TO THE PRO FORMA UNAUDITED CONDENSEDCONSOLIDATED FINANCIAL STATEMENTS

(a)     Record the purchase of Contemporary Computer Services, Inc. for $13,191,080 of which $770,000 was in QGSI stock issued to the seller, $10,000,000 was a note held by the seller, $1,287,878 in warrants and $1,133,202 in direct acquisition costs.  The Company assigned the $13,191,080 purchase price as follows:  $1,776,826 to Current Assets, $588,574 to Property, Plant and Equipment, $62,622 to Other Assets, $6,636,731 to Goodwill, $5,872,958 to Intangibles, $1,723,830 to Current Liabilities and $22,801 to Notes Payable.

1.	Goodwill	$4,130,000
	Intangibles	5,870,000
	Notes Payable Total	$10,000,000

2.	Goodwill	$1,133,202
	Other Assets	(230,202)
	Accrued Expenses (Direct Acquisition Costs)	$903,000

3.	Additional paid in capital (Warrants)	$1,287,878
	Goodwill	$1,287,878

4.	QSGI stock issued (Common shares)	$35,000
	Paid in capital	735,000
	Goodwill	$770,000

5.	Common shares	$(14,199)
	Additional paid in capital	(3,067,033)
	Retained earnings	2,396,883
	Goodwill (book value of CCSI)	$(684,349)

(b) Record Amortization of Intangibles

	Intangible (6 yr life)	$80,000
	Divide by 6 yrs for annual amortization	13,333
	Multiply by 6/12 for 6 months amortization	6,667
	Intangible (9 yr life)	2,760,000
	Divide by 9 yrs for annual amortization	306,667
	Multiply by 6/12 for 6 months amortization	153,334
	Intangible (indefinite life)	3,030,000

(c) Shares issued

	Shares Issued in Purchase of CCSI	3,500,000

(d) Accrued interest $10,000,000 at 10% for 6 months		$500,000
Accrued interest $10,000,000 at 10% for 12 months		$1,000,000

(e) No additional tax impact has been reflected due to QSGI having full valuation allowance against its deferred tax assets.

(f) To eliminate investment in subsidiary

For periods prior to June 30, 2008, CCSI and its E-school division were operating as one Company, recorded all transactions as one entity and filed Federal Taxes as one entity.  As of June 30, 2008, these two divisions were split into separate entities.  In order to show historical performance, management used best efforts to separate them.  Most of the income and expense account transactions were separated by division.

Several of the expense accounts needed to be allocated between CCSI and E-school.  Management used its best efforts to allocate them.